GOLDSTEIN GOLUB KESSLER LLP

Certified Public Accountants and Consultants

July 25, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

We have read Item 4 of Form 8-K dated July 24th, 2007 of Vector Intersect Acquisition Corp. and are in agreement with the statements contained therein.

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